Exhibit 12
                     U S WEST COMMUNICATIONS, INC.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                   Quarter Ended
                                                 9/30/98    9/30/97
------------------------------------------     -----------  --------

Income before income taxes                     $      579$      578
Interest expense (net of amounts
  capitalized)                                        103        93
Interest factor on rentals (1/3)                       14        16
                                               -----------  --------
Earnings                                       $      696   $   687

Interest expense                               $      109   $    97
Interest factor on rentals (1/3)                       14        16
                                               -----------  --------
Fixed charges                                  $      123   $   113

Ratio of earnings to fixed charges                   5.66      6.08
------------------------------------------     -----------  --------

                                                  Nine Months Ended
                                                 9/30/98    9/30/97
------------------------------------------     -----------  --------
Income before income taxes                     $    1,640   $ 1,713
Interest expense (net of amounts
  capitalized)                                        288       282
Interest factor on rentals (1/3)                       46        48
                                               -----------  --------
Earnings                                       $    1,974   $ 2,043

Interest expense                               $      305   $   297
Interest factor on rentals (1/3)                       46        48
                                               -----------  --------
Fixed charges                                  $      351   $   345

Ratio of earnings to fixed charges                   5.62      5.92
------------------------------------------     -----------  --------
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